EXHIBIT 99.1

PRESS RELEASES

News Release

Mattson Technology Contact

Lauren Vu

Mattson Technology, Inc.

tel  +1-510-492-6518

fax  +1-510-492-2800

lauren.vu@mattson.com

MATTSON TECHNOLOGY TO EXTEND RTP TECHNOLOGY LEADERSHIP WITH
ACQUISITION OF VORTEK INDUSTRIES LTD

Vortek’s Flashfire™ Technology To Expand Mattson RTP Portfolio

FREMONT, Calif. — June 28, 2004 — Mattson Technology, Inc. (NASDAQ: MTSN), a leading supplier of advanced process equipment used to manufacture semiconductors, today announced that it has signed a definitive agreement to acquire Vortek Industries Ltd, a privately held developer of millisecond flash annealing technology based in Vancouver, Canada. Terms of the transaction, which will be accomplished through the exchange of stock, were not disclosed.

The acquisition, which is subject to the approval of Vortek’s securityholders and a Canadian court, and to customary closing conditions, is expected to be completed by the end of the third quarter of 2004.

“The acquisition of Vortek will strengthen our product portfolio and enable Mattson to become the only RTP supplier offering customers a full line of advanced RTP solutions for cost-effective production of smaller, more powerful chips,” said David L. Dutton, president and chief executive officer of Mattson Technology. “Our complementary technologies make the acquisition a strategic fit for both companies, and the synergies from our combined advanced ultra-shallow junction development programs should enhance our ability to accelerate the development and delivery of advanced flash RTP solutions and make further gains in the market.”

As design rules shrink below the 65 nanometer (nm) technology node and the industry moves to extremely short anneal times in advanced devices, precision thermal control becomes critical. Ultra-shallow junction (USJ) formation, a critical process in the fabrication of high-performance CMOS devices, currently requires precise spike anneals that limit high-temperature exposure of the wafer to a tenth of a second. In the emerging sub-65 nm era, advanced RTP applications will require this exposure time to be reduced to about a thousandth of a second. Vortek’s Flashfire™ RTP system, which features the company’s patented arc lamp technology, improves thermal control for millisecond flash—assisted RTP annealing and meets advanced USJ anneal process requirements through the 32 nm regime.

“As semiconductor device geometries continue to shrink, the next several generations of transistors will require new RTP capabilities — enhanced temperature uniformity, control and emissivity independence, as well as faster ramp-up and cool-down rates — that can address the challenges associated with sub-65 nm technology requirements,” said Robert B. MacKnight, chief operating officer of Mattson Technology. “The addition of Vortek’s innovative millisecond anneal technology will strengthen Mattson’s leadership in the ultra-shallow junction process arena and broaden our product portfolio to encompass the full range of advanced RTP applications, including low-temperature NiSi, as well as low-pressure, atmospheric and flash anneal.”

“We are pleased to enter into this agreement with Mattson Technology, a recognized industry leader in RTP,” said Reg Allen, chief executive officer of Vortek Industries Ltd. “Combining our proprietary temperature control and patented arc lamp technology with Mattson’s global infrastructure, financial strength and technical expertise will enable us to leverage our product development work and commercialize our Flashfire millisecond annealing RTP system.”

In 2003, Mattson Technology ranked as the second largest supplier of RTP systems. According to Gartner Dataquest, an independent market research firm, the RTP market size for 2003 was $310.0 million and is expected to grow to $472.3 million in 2004.

“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995: This news release contains forward-looking statements regarding the Company’s future prospects, including but not limited to: the benefits of Mattson’s acquisition of Vortek, Mattson’s product offerings following the acquisition, extension of RTP technology leadership, the need for RTP capabilities, the strategic fit of the acquisition, the synergies created by the acquisition, the ability to accelerate the development and delivery of products and make market gains, future growth, completion of the acquisition and Mattson’s plans following the acquisition. Forward-looking statements address matters that are subject to a number of risks and uncertainties that can cause actual results to differ materially. Such risks and uncertainties include, but are not limited to: the Company’s ability to consummate the transaction in a timely manner, if at all; effective integration of Vortek into Mattson; the Company’s ability to develop and bring to market commercially competitive millisecond flash annealing products in a timely manner and to gain market share with such products; customer selection of millisecond flash annealing technology over alternative technologies to meet their requirements; end-user demand for semiconductors; customer demand for semiconductor manufacturing equipment; the timing of significant customer orders for the Company’s products; customer acceptance of delivered products and the Company’s ability to collect amounts due upon shipment and upon acceptance; the Company’s ability to timely manufacture, deliver and support ordered products; the Company’s ability to bring new products to market and to gain market share with such products; customer rate of adoption of new technologies; risks inherent in the development of complex technology; the timing and competitiveness of new product releases by the Company’s competitors; the Company’s ability to align its cost structure with market conditions; and other risks and uncertainties described in the Company’s Forms 10-K, 10-Q and other filings with the Securities and Exchange Commission. The Company assumes no obligation to update the information provided in this news release.

About Vortek Industries Ltd

Vortek has operated internationally for more than 25 years, serving specialized markets in thermal test/heat treatment and solar simulation. The company designs and manufactures high-energy arc lamp sources, and its core technology is the Vortek water-wall arc lamp, the world’s most powerful arc lamp system. The company also specializes in optical delivery, measurement and monitoring systems. These areas of expertise led Vortek to focus on developing advanced semiconductor rapid thermal processing solutions for ultra-shallow junction annealing. Internet: www.vortek.com.

About Mattson Technology, Inc.

Mattson Technology, Inc. is a leading supplier of semiconductor wafer processing equipment used in the fabrication of integrated circuits. The company’s dry strip and RTP equipment utilize innovative technology to deliver advanced processing capabilities on high-productivity platforms for the fabrication of current- and next-generation devices.  Since beginning operations in 1989, the company’s core vision has been to help bring technology leadership and productivity gains to semiconductor manufacturers worldwide. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900. Fax: (510) 492-5911. Internet: www.mattson.com.

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News Release

Mattson Technology Contact

Lauren Vu

Mattson Technology, Inc.

tel  +1-510-492-6518

fax  +1-510-492-2800

lauren.vu@mattson.com

MATTSON TECHNOLOGY ANNOUNCES AVAILABILITY OF CONFERENCE CALL TO
DISCUSS ACQUISITION OF VORTEK INDUSTRIES LTD

FREMONT, Calif. — June 28, 2004 — Mattson Technology, Inc. (NASDAQ: MTSN), today announced that will hold a conference call on Tuesday, June 29, 2004 at 9:30 a.m. Eastern time (6:30 a.m. Pacific time) to discuss its definitive agreement to acquire Vortek Industries Ltd, a privately held developer of millisecond flash annealing technology based in Vancouver, Canada.

David L. Dutton, president and chief executive officer of Mattson Technology, and Reg Allen, chief executive officer of Vortek Industries Ltd, will be available to discuss the acquisition.

The conference call will be simultaneously available to all interested listeners via an audio webcast. For access, visit the ‘Investors’ section of Mattson’s website www.mattson.com. A replay of the call will be available on Mattson’s website for 2 weeks following the live broadcast.

About Mattson Technology, Inc.

Mattson Technology, Inc. is a leading supplier of semiconductor wafer processing equipment used in the fabrication of integrated circuits. The company’s dry strip and RTP equipment utilize innovative technology to deliver advanced processing capabilities on high-productivity platforms for the fabrication of current- and next-generation devices.  Since beginning operations in 1989, the company’s core vision has been to help bring technology leadership and productivity gains to semiconductor manufacturers worldwide. For more information, please contact Mattson Technology, Inc., 47131 Bayside Parkway, Fremont, Calif. 94538. Telephone: (800) MATTSON/(510) 657-5900. Fax: (510) 492-5911. Internet: www.mattson.com.

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